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EXHIBIT 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 dated May 29, 2012, of our report dated February 15, 2012, relating to the consolidated financial statements for the year ended December 31, 2011 of Cenovus Energy Inc. (the "Company"), which comprise the consolidated balance sheets as at December 31, 2011, December 31, 2010 and January 1, 2010 and the consolidated statements of earnings and comprehensive income, shareholders' equity and cash flows for the years ended December 31, 2011 and 2010 and the related notes, as well as the effectiveness of internal control over financial reporting of the Company as at December 31, 2011, which appears in the Company's Annual Report on Form 40-F for the year ended December 31, 2011.

We also consent to the reference to us under the heading "Experts" in the Base Shelf Prospectus contained in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
 Chartered Accountants

Calgary, Alberta
May 29, 2012

"PWC" refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership, which is a member firm of PricewaterhouseCoopers International Limited, each member firm of which is a separate legal entity.

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  EXHIBIT 5.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM